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                                                                      Exhibit 21

                                   EXHIBIT 21
                                  SUBSIDIARIES

1.   AEX, Inc.
2.   Burns Drilling Company
3.   Chuska Resources Corporation
4.   D-FW Resources Management Inc.
5.   Faulkinberry Oil & Gas Company, Inc.
6.   Fisher-Webb, Inc.
7.   Global Energy Development Ltd.
8.   Global Energy Development PLC
9.   Harken Bahrain Oil Company
10.  Harken Canada, Ltd.
11.  Harken Capital Corporation
12.  Harken Costa Rica Holdings L.L.C. (40% owned)
13.  Harken de Colombia, Ltd.
14.  Harken de Colombia II, Limitada
15.  Harken de Colombia III, Limitada
16.  Harken de Colombia Holdings
17.  Harken de Mexico, Ltd.
18.  Harken de Panama Holdings Ltd.
19.  Harken de Panama Ltd.
20.  Harken de Peru Holdings
21.  Harken de Venezuela
22.  Harken del Peru Limitada
23.  Harken Energy West Texas Inc.
24.  Harken Exploration Company
25.  Harken Focus Production Company
26.  Harken Gulf Exploration Company
27.  Harken International Ltd. (*to be merged into Global Energy Development
     Ltd.)
28.  Harken Operating Company
29.  Harken South America, Ltd.
30.  Harken TX Acquisition Corporation (f/k/a Search Acquisition Corp.)
31.  Kendrick & Mulligan Oil & Gas Incorporated
32.  Kennedy & Mitchell, Inc.
33.  KMI Acquisition Corporation
34.  KMI Capital Corporation
35.  McCulloch Energy, Inc.
36.  Patriot Exploration & Production Company
37.  South Coast Exploration Company
38.  Sunfield Energy Company
39.  Supreme Well Service Company
40.  XPLOR Energy Holding Company
41.  XPLOR Energy, Inc.
42.  XPLOR Energy Operating Company
43.  XPLOR Energy SPV-I, Inc.